THIRD RESTATED AND AMENDED
                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                             PERFORMANCE STOCK PLAN


                                    ARTICLE I
                                     Purpose

                The purpose of the Public Service Company of New Mexico Performance Stock Plan (the "Plan") is to increase the proprietary interests in the Company of certain key employees with the intent of (i) fostering a strong incentive for such individuals to put forth maximum effort to achieve a pattern of sustained growth of the Company, and to perform in the best interests of the Company, its shareholders, customers and employees, (ii) retaining individuals who will put forth such efforts, and (iii) attracting the best available individuals to fulfill those positions in the future. The Plan was originally approved by the shareholders of the Company on May 25, 1993, and was effective on July 1, 1993. The Plan was first amended on February 23, 1994, and was restated and amended effective January 1, 1996 (the "First Restated and Amended Plan"). In 1997, the First Restated and Amended Plan was amended. The Second Restated and Amended Plan was approved and became effective on March 10, 1998 (the "Second Restatement"). The Company now desires to make certain technical corrections to the Second Restatement and, for administrative convenience, wishes to embody the technical corrections in the form of a restatement (the "Third Restatement").

                                   ARTICLE II
                                   Definitions

                The following words and phrases, when used with an initial capital letter, shall have the meaning set forth below unless the context clearly indicates otherwise:

                2.1 "Award" or "Awarded" shall mean an Option granted pursuant to the terms and conditions of this Plan.

                2.2 "Board" shall mean the Board of Directors of the Company.

                2.3 "Cause", subject to the exception and modification set forth at the end of this Section 2.3, shall mean termination of employment due to:

                     a. the failure of a Participant to substantially perform his or her duties with the Company, or

                     b. the engaging by the Participant in conduct which is injurious to the Company, monetarily or otherwise.

                Provided, however, that Section 2.3a. shall not apply if the failure results from such Participant's incapacity due to physical or mental illness.

                2.4  "Change  in  Control",   subject  to  the   exceptions  and
modifications set forth at the end of this Section 2.4, shall be deemed to have occurred if:

                     a. any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as hereinafter defined) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;


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                     b.  during  any  period  of  two  consecutive   years  (not
including any period prior to July 1, 1993), the following individuals cease, for any reason, to constitute a majority of the Board:

                         (i)  those  directors  who,  at the  beginning  of such
period, constitute the Board; plus

                         (ii) any new directors  whose  election by the Board or
nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (such new directors being referred to as "Approved New Directors");

                     c. the shareholders of the Company approve a merger or consolidation of the Company with any other corporation; or

                     d. the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                Section 2.4a. shall not apply if the "person" as referred to therein is, or shall be (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                In Section 2.4b., the Approved New Director shall not include a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.4a, 2.4c. or 2.4d., hereof.

                Section 2.4c. shall not apply to a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

                2.5 "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

                2.6 "Committee" shall mean the Compensation and Human Resources Committee of the Board or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two members of the Board. All Committee members must be "Non-Employee Directors" (as defined in Rule 16b-3) if required to meet the conditions for exemption of the Awards under the Plan from Section 16(b) of the Exchange Act.

                2.7  "Company"  shall  mean the  Public  Service  Company of New
Mexico.

                2.8 "Disability" or "Disabled" shall mean the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence.



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

                2.9 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as may be amended from time to time. This Plan is a performance based bonus plan and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

                2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                2.11 Exercise Price" shall mean the Fair Market Value of the Stock on the Grant Date of an Option.

                2.12 "Fair Market Value of the Stock" shall mean the closing sale price of one share of Stock for "New York Stock Exchange Composite Transactions", as reported in the Western Edition of the Wall Street Journal, on the date such value is determined (or if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded).

                2.13 "Grant Date" shall mean the date an Award is granted to a Participant. For grants approved after February 9, 1998, "Grant Date" shall mean the date the Committee approves the Award.

                2.14  "Initial  Awards"  shall mean  those  Awards  pursuant  to
Section 7.1 hereof.

                2.15 "Officer" shall mean a Participant who is an officer of the Company. The final classification of a Participant as an Officer under this Plan shall be in the sole discretion of the Committee.

                2.16 "Option" shall mean a right to purchase a share of Stock granted pursuant to the Plan, containing such terms and conditions as specified herein. Each Option shall consist of the right to purchase one share of Stock at the Exercise Price.

                2.17 "Option Price" shall mean the value of the Option as determined in the sole and absolute discretion of the Committee, as of the date each Award is made. The Option Price shall be the same for all Options awarded on the same date. The Option Price was only used for Awards on or before December 31, 1995.

                2.18 "Original Plan" shall mean the Plan as originally adopted on May 25, 1993 and as amended by the First Amendment dated February 23, 1994.

                2.19 "Partial Award" shall mean Performance Based Awards as described in Section 7.2b. below.

                2.20 "Participant" shall mean any employee of the Company, who is selected from time to time to participate in the Plan. The President's right to participate in the Plan shall be determined in the sole discretion of the Committee. Selection of all other employees to participate in the Plan shall be made by the President, in his or her sole discretion.

                2.21 "Performance Based Awards" shall mean those Awards granted pursuant to Sections 7.2 and 7.3.

                2.22 "Performance Goals" shall mean those Company-wide goals established pursuant to Section 7.2 used to determine the Performance Based Awards awarded under Section 7.2.


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

                2.23 "Plan" shall mean the Public Service Company of New Mexico Performance Stock Plan, as set forth herein, and as may hereafter be amended or restated from time to time.

                2.24 "Plan Administrator" shall mean the person holding a specified position with the Company wherein either such person or such position is assigned the responsibility by the Committee to administer the Plan.

                2.25 "President" shall mean the President of the Public Service Company of New Mexico.

                2.26 "Retirement" or "Retires", for purposes of this Plan, shall mean retirement as defined within the Public Service Company of New Mexico Employees' Retirement Plan ("Retirement Plan") if the Participant is covered by the Retirement Plan. If the Participant is not covered by the Retirement Plan, retirement shall be deemed to be the attainment of at least age 59 1/2.

                2.27 "Salary Range Control Point" shall mean the market control point within the Company's salary line for those employees in the same salary range as the Participant, based upon the Participant's employment position with the Company. The Company's compensation system is segregated into numerous salary ranges. Each employee is assigned to a salary range and, except in extraordinary cases, his or her salary will be between the minimum and the maximum of the salary range. The control point is a point between the minimum and the maximum, that is either generally the median or the average salary based upon salary information and the salary ranges accumulated from external market data. The control point for those Participants who are officers and directors subject to the restrictions of Section 16 of the Exchange Act shall be determined in the sole discretion of the Committee. Due to inflationary and other factors, the ranges may be periodically adjusted, and therefore the Salary Range Control Point for all salary ranges shall be determined as of the Grant Date of an Award. Salary Range Control Point is no longer applicable to Options granted after December 31, 1995.

                2.28 "Stock" shall mean the common stock of the Company.

                2.29 "Stock Option Agreement" shall mean an agreement between the Company and a Participant receiving an Award pursuant to this Plan, evidencing the Award, containing such provisions as may be determined in the sole discretion of the Committee, which shall be provided to a Participant promptly after the Grant Date for the Initial Awards and within an administratively reasonable period of time following the end of the calendar year to which a Performance Based Award pertains.

                2.30 "Target Award" shall mean the number of Options available for grant for each Participant, for Performance Based Awards awarded under
Section 7.2, if all the Performance Goals are achieved as more fully described in Section 7.2a. Subject to Section 7.2d, the number of Options in a Target Award shall be determined annually by, and in the sole discretion of, the Committee before the beginning of the year, or within an administratively reasonable period of time after the beginning of the year, to which the Performance Based Awards apply. The number of Options in the Target Award will vary: (i) by Participant, (ii) by his or her position with the Company, and
(iii) from year to year.

                2.31 "TRS Factor" (i.e., total return to shareholders factor) shall mean the dollar value determined on the relevant date specified herein of a $100 investment made five (5) years before the Grant Date to which the indexing applies pursuant to Section 7.2c., assuming all dividends paid during such five (5) year period are reinvested. Such determinations shall be based upon the performance graph disclosed in the proxy materials for the annual shareholder meeting, immediately following the Award Date, which graph compares a five (5) year cumulative total return on a $100 investment in Stock, to that of a comparable industry index selected by, and in the sole discretion of, the Committee.

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                                   ARTICLE III
                                 Administration

                Except to the extent certain responsibilities have been reserved to the Board, the Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole and exclusive power, discretion and authority to:

                a. conclusively interpret the provisions of the Plan and decide all questions of fact arising in its application, including but not limited to, the right to determine whether an individual satisfies the requirements to receive an Award, and the right to determine the application of the rights, conditions, restrictions and features, set forth in this Plan document, with respect to the Options granted hereunder;

                b. adopt, amend and rescind rules and regulations relating to this Plan; and

                c.  make  any  other   determinations   it  deems  necessary  or
advisable, subject only to those determinations which may be reserved to the Board.

                Notwithstanding the foregoing, the Committee may delegate ministerial responsibilities hereunder to the Plan Administrator, including the decisions on the initial claims procedure review pursuant to Section XIII, provided that no delegation shall be effective to the extent the Committee has been assigned the sole discretionary responsibility hereunder.

                The Committee shall cause the Company at the Company's expense to take any action related to the Plan which may be required or necessary to comply with the provisions of any federal or state law or any regulations issued thereunder.

                                   ARTICLE IV
                             Shares Subject to Plan

                4.1 Maximum Shares Available. The aggregate maximum number of Options granted for the purchase of Stock under the Plan shall not exceed five million (i.e., the right to receive, upon exercise, a maximum of five million shares of Stock), subject to adjustment pursuant to Section 4.2 and 4.3. In determining the maximum Options available pursuant to this Section 4.1, the shares of Stock counted shall include all shares that could be, or could have been, purchased pursuant to the exercise of all Options previously awarded (whether or not such Options are vested pursuant to Article VIII), adjusted only as specified in Section 4.2 and 4.3 below. Such shares of Stock, upon exercise of the Options, shall be either authorized and unissued shares or shares purchased on the open market. If such Stock is authorized but unissued shares, the Committee shall obtain an opinion of counsel that such issuance pursuant to this Plan conforms with applicable law and regulatory requirements. Prior to purchasing such shares of Stock on the open market, the Committee will consult with counsel to determine whether such action conforms with applicable law and contractual and regulatory requirements.

                4.2 Cancellation of Options. If, for any reason, any nonvested Options granted under the Plan are canceled pursuant to Section 8.4, an equivalent number of shares of Stock to which such Options applied shall again be available for new Options in accordance with the terms hereof. Vested Options that expire shall not again be available for Options hereunder.


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

                4.3 Adjustments. The aggregate number of shares of Stock available for Options under the Plan pursuant to Section 4.1, the shares subject to any Option, and the Exercise Price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of an Award resulting from a stock split-up or share combination, exchange of shares, recapitalization, merger, consolidation, acquisition of property or shares, reorganization, liquidation, or the like of or by the Company. If the Company shall be the surviving corporation in any merger or consolidation, an Option shall pertain, apply and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, or upon the sale of all or substantially all of the assets of the Company, all Options then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Options of new options to purchase stock of the successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices.

                                    ARTICLE V
                         Effective Date and Term of Plan

                5.1 Effective Date. The Original Plan was effective July 1, 1993. The First Amended and Restated Plan was approved by the shareholders and became effective January 1, 1996. The First Amendment to the First Amended and Restated Plan became effective for all Performance Based Awards having a Grant Date after December 31, 1996. The Second Restatement was approved and became effective on March 10, 1998. The technical corrections set forth in this Third Restatement shall also be effective as of March 10, 1998.

                5.2 Term of Plan. Options may be Awarded as provided herein through December 31, 2000. The Plan shall continue in effect until all matters relating to the Options and administration of the Plan have been settled.

                                   ARTICLE VI
                             Eligibility for Awards

                Awards may be made under the Plan only to those Participants who are employees of the Company on the Grant Date of an Award.

                                   ARTICLE VII
                                Awards of Options

                7.1 Initial Awards. Initial Awards shall not be granted after July 1, 1994, and those granted before July 1, 1994, shall be subject to the following terms and conditions. Initial Awards were awarded on, and have a Grant Date of, July 1, 1993, and were determined by dividing fifteen percent (15%) of a Participant's Salary Range Control Point by the Option Price, all determined as of the Grant Date of the Award. Any employee who became a Participant after July 1, 1993, but before July 1, 1994, received an Initial Award on, and such Awards have a Grant Date of, July 1, 1994, equal to the Options determined by dividing seven and one-half percent (7.5%) of the Participant's Salary Range Control Point by the Option Price, all determined as of the Grant Date of the Award. There shall be no Award of an Option to purchase a fractional share of Stock.


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                7.2  Performance  Based Awards With Grant Dates Prior to January
1, 1998. Performance Based Awards with Grant Dates prior to January 1, 1998 shall be granted on an annual basis, and shall have a Grant Date as of December 31 of each calendar year and shall be based upon satisfactory completion of Performance Goals. The Original Plan provided for only two (2) Performance Goals. The Plan, as first restated, provides for two (2) or more Performance Goals. The goals, shall be established each year by the Committee, in its absolute and sole discretion, and communicated to the Participants before the commencement of the calendar year to which such Awards pertain, or within an administratively reasonable period of time thereafter as determined by the
Committee. After the goals for a specific year have been established and communicated to the Participants, any such goals may be revised by the
Committee;   provided,   however,  that  unless  such  revisions  are  expressly
contemplated in the goals as formulated by the Committee, such revisions may be made only in the following circumstances in the sole discretion of the
Committee: (i) any such revision(s) shall be made only to reflect the impact on the established goals of material changes in circumstances not foreseen at the time the goals were established; and (ii) any such revision(s) shall take place not later than the delivery of Stock Option Agreements to Participants for the relevant year pursuant to Section 7.2e. The Committee shall also establish the criteria to be used in determining whether the goals have been achieved. The Performance Based Awards may be partially or fully Awarded, based upon the criteria, and the determination of the Committee. If less than all of the goals have been achieved, Partial Awards may be made at year end as set forth in 7.2
b. below. The number of Options granted pursuant to the Target Award or Partial Award as described below shall be further adjusted by the indexing and adjustments provided in Section 7.2c. and d. below. There shall be no Award of an Option to purchase a fractional share of Stock.

                a. Target Award. The Target Award of Options shall be granted if all Performance Goals are fully achieved.

                b. Partial Award. If the Committee determines that less than all of the Performance Goals have been achieved, the Award of Options shall consist of the sum of the Options granted in (i) and (ii) below:

                         (i) Fully Achieved Performance Goals: The Partial Award
for fully achieved Performance Goals shall be determined by multiplying the Target Award by the percentage determined by dividing one hundred percent (100%) by the total number of Performance Goals established by the Committee, times the number of Performance Goals fully achieved.

                         (ii) Partially  Achieved  Performance  Goals: Under the
Original Plan, Officers could not receive an Award based upon partially achieved Performance Goals (Section 7.2b.(ii)); only non-Officer participants could receive Awards for partially achieved Performance Goals. Effective for Awards after December 31, 1995, Officers may receive Awards, like all other participants, based upon partially achieved Performance Goals pursuant to this
Section 7.2b.(ii).

                If the Committee determines that any of the Performance Goals were only partially achieved, the Award of Options for a partially achieved Performance Goal shall be determined on the basis of guidelines established by the Committee. Unless otherwise determined by the Committee, the guidelines shall be communicated at the same time it establishes and communicates the Performance Goals. The guidelines may be changed from year to year, and may vary between job classifications, as determined in the sole discretion of the Committee. The Committee also has the sole discretion to determine that specified Performance Goals for specified job classifications shall only be awarded if fully achieved.


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

                c. Indexing of Performance Based Awards. Notwithstanding any provision herein to the contrary, all Performance Based Awards determined pursuant to Section 7.2a. and 7.2b. above shall be further adjusted (increased or decreased) by a factor based upon the comparison of the Stock performance versus the comparable industry index that is in effect for the calendar year, pursuant to the Company's proxy statement for the next shareholder meeting following the end of such calendar year to which such Awards apply. The indexing shall result in a percentage comparison between the Stock versus the comparable industry index, resulting in an index percentage (either greater or less than 100%) which shall then be multiplied by Performance Based Awards to determine the number of Options awarded pursuant to Section 7.2a. and b. The index percentage shall be determined by dividing (i) by (ii) wherein (i) equals the percentage determined by dividing the TRS Factor of the Company at the end of calendar year of the Award by the TRS Factor at the beginning of the calendar year, and (ii) shall equal the percentage determined by dividing the TRS Factor at the end of the calendar year of the Award by the TRS Factor at the beginning of such calendar year for the comparable industry index. The calendar year in which such index percentage is determined (i.e., determination of the beginning and end of the year TRS Factor) shall be the same calendar year as to which the Performance Goal(s) giving rise to the Option pertain.

                d. Adjustments Due to Promotions or Demotions. In the event (i) a Participant is either promoted or demoted during a calendar year or (ii) an employee first becomes a Participant during a calendar year, pursuant to Section 2.20, following the effective date of this Plan, the Target Award for such calendar year shall be increased or decreased based upon the promotion, demotion or initial participation in the Plan. Decisions regarding the adjustments pursuant to this Section 7.2d. for the President shall be made by the Committee in its sole discretion. Adjustments pursuant to this Section 7.2d. for all other employees shall be made by the President, in his or her sole discretion.

                e. Delivery of Stock Option Agreements. The Committee shall cause a Stock Option Agreement evidencing the Options Awarded to be delivered to a Participant receiving the Award in accordance with Section 2.29.

                f. Award Approvals. All Awards shall be approved by the Board or by the Committee.

                7.3 Performance Based Awards With Grant Dates on or After January 1, 1998. Performance Based Awards with Grant Dates on or after January 1, 1998 shall be determined in the sole discretion of the Committee. The Committee shall in its sole and absolute discretion declare annually the level of Options to be granted, based on performance data presented by the President. The President shall establish criteria for the performance data to be used in recommending Performance Based Awards to the Committee. The Committee shall cause a Stock Option Agreement evidencing the Options Awarded to be delivered to a Participant receiving the Award in accordance with Section 2.29.

                                  ARTICLE VIII
                                     Vesting

                8.1  Initial  Awards.  Subject  to the  exceptions  set forth in
Section 8.3, the Initial Awards shall vest on June 30, 1996, if the Participant remains in the continuous employ of the Company from the Grant Date until June 30, 1996.

                8.2 Performance Based Awards. Subject to the exceptions set forth in Section 8.3, the Performance Based Awards having a Grant Date of December 31, 1993, 1994, and 1995 shall likewise vest on June 30, 1996, if the Participant remains in the continuous employ of the Company from the Grant Date of such Awards until June 30, 1996. Subject to the modifications set forth in
Section 8.3, all subsequent Performance Based Awards, granted after December 31, 1995, shall vest three (3) years from the Grant Date of the Award, if the Participant remains in the continuous employ of the Company from the Grant Date to the third anniversary date of such Grant Date.


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

                8.3 Vesting Due to Death, Disability, Retirement, Change in Control or Involuntary Termination.

                     a. For Options granted and/or approved on or prior to February 9, 1998, upon (i) the death or Disability of the Participant, (ii) the Participant being involuntarily terminated by the Company for reasons other than Cause, (iii) a Change in Control of the Company, or (iv) events resulting in full vesting as otherwise described in Section 4.3, all nonvested Options shall be 100% vested.

                     b. For Options granted and/or approved on February 9, 1998, in addition to the events specified in Section 8.3a. above, upon Retirement of the Participant, all nonvested Options shall be 100% vested.

                     c. For Options granted and approved after February 9, 1998, upon (i) the death, Disability or Retirement of the Participant, (ii) a Change in Control of the Company, or (iii) events resulting in full vesting as otherwise described in Section 4.3, all nonvested Options shall be 100% vested.

                8.4 Cancellation of Non-vested Options. For Options granted and/or approved on or prior to February 9, 1998, upon the involuntary or voluntary termination of employment of a Participant for reasons other than those specified in Sections 8.3a. and 8.3b., all nonvested Options previously Awarded to such Participant shall be canceled. For options granted and approved after February 9, 1998, upon the involuntary or voluntary termination of employment of a Participant for reasons other than, those specified in Section 8.3c., all nonvested Options previously Awarded to such Participant shall be canceled.

                                   ARTICLE IX
                               Exercise of Options

                9.1  Timing of Exercise.

                     a. Vested Options with Grant Dates prior to December 31, 1997, shall be exercisable at any time following the vesting thereof, on or before the earlier of (i) three (3) months following a Participant's death, Disability, Retirement, voluntary or involuntary termination of employment with the Company (regardless of the reason) or a Change in Control of the Company and
(ii) the tenth anniversary date of the Grant Date of the Options.

                     b. Vested Options with Grant Dates on or after December 31, 1997, shall be exercisable at any time following the vesting thereof, on or before the earlier of (i) three (3) months following a Participant's voluntary or involuntary termination of employment with the Company (for Cause) and (ii) the tenth anniversary date of the Grant Date of the Options.

                     c. Vested Options with Grant Dates on or after December 31, 1997, shall be exercisable at any time following the vesting thereof, on or before the earlier of (i) five (5) years following a Participant's death, Disability, Retirement, involuntary termination for other than Cause, or a Change in Control of the Company and (ii) the tenth anniversary date of the Grant Date of the Options.


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

                9.2 Time and Method of Payment. The Options shall be exercised by the Participant giving written notice to the Company of his or her intent to exercise Options, along with the tendering of cash in full payment of the Exercise Price of the Options being exercised, times the number of such Options being exercised. Alternatively, in lieu of cash, the Exercise Price may be paid, in full or in part by the Participant, by assignment and delivery to the Company, of either Options (other than those being exercised) or Stock of the Company owned by the Participant. The amount credited against the Exercise Price for Stock being assigned and delivered to the Company shall equal the Fair Market Value of the Stock times the number of shares being assigned and delivered. For the Options being assigned and delivered to the Company, the credit amount shall equal the Fair Market Value of the Stock on the date of the transfer, less the Exercise Price of such Options being assigned and delivered, times the number of such Options.

                9.3 Exercise Following a Participant's Death. If a Participant dies, whether or not the Participant is an employee of the Company at the date of such death, without having fully exercised his or her vested Options, the personal representative or the person receiving such Options from the Participant or his or her estate shall have the right to exercise the Options pursuant to the timing set forth in Section 9.1 and the method of payment set forth in Section 9.2.

                9.4 Delivery of Shares. Within an administratively reasonable period of time, after the exercise of an Option, and the payment of the full Exercise Price, and the satisfaction of all withholding obligations incurred pursuant to such exercise, the Participant shall receive a stock certificate evidencing his or her ownership of such Stock. A Participant shall have none of the rights of a shareholder with respect to Options until the record date of the stock purchase. No adjustment will be made for dividends or other rights for which the record date is prior to the date such Stock certificate is issued in the Participant's name.

                9.5 Cash Award. Notwithstanding any other contrary provision in this Plan, and subject to the provisions of applicable law and to any conditions the Committee may determine to be necessary in order to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, the Committee, in its sole discretion, may elect to settle all or a portion of an Option following the exercise thereof by a Participant, in cash in lieu of issuing shares of Stock. Such cash shall be determined based upon the Fair Market Value of the Stock on the date such Option is exercised less the Exercise Price.

                9.6 Holding Period. If necessary to meet the conditions of SEC Rule 16b-3, shares of Stock obtained upon the exercise of any Option granted under the Plan may, in any event, not be sold by persons subject to Section 16 of the Exchange Act until six (6) months after the delivery to the Participant of the Stock Option Agreement.

                                    ARTICLE X
                            Termination or Amendment

                10.1 Terminations and Amendments. The Board may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that no such amendment or termination shall adversely affect an Award previously granted without the consent of the Participant holding such Option.

                10.2 Other Restrictions on Amendments. If required by law or if necessary to satisfy the conditions for exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder:

                     a. No amendment that would change the amount, price or timing of the Options, other than to comport with the changes in the Code or ERISA, or the rules and regulations promulgated thereunder, shall be made more than once every six (6) months;

                     b. No amendment shall be made without the approval of the Company's stockholders (as required by Rule 16b-3) that would:

                         (i)  increase  the  maximum  number  of shares of Stock
available for an Award of Options under Article IV hereof;

                         (ii) modify the  requirements  as to eligibility for an
Award under the Plan; or

                         (iii)  otherwise   materially   increase  the  benefits
accruing to Participants under the Plan.

                The approval of the Company's stockholders for such amendments shall be solicited in a manner which conforms to the rules and regulations under
Section 14(a) of the Exchange Act.

                                   ARTICLE XI
                           Nonexclusivity of the Plan

                Nothing contained herein is intended to amend, modify or rescind any previously approved compensation plan or program entered into by the Company. This Plan shall be in addition to any other and all other Company plans or programs. Neither the adoption of this Plan by the Board nor the submission of the Plan to the Company's stockholders for approval shall be construed as creating any limitations on the power or authority of the Committee or the Board to adopt such other additional incentives or other compensation arrangements as may be deemed necessary or desirable.

                                   ARTICLE XII
                                  Miscellaneous

                12.1 Withholding Taxes. The Company shall have the right to deduct from any payments made by the Company to the Participants, any federal, state or local taxes of any kind as are required by law to be withheld with respect to the exercise of Options granted hereunder, or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding and payment of such taxes, including, in its sole discretion, and subject to the provisions of applicable law and to any conditions the Committee may determine to be necessary in order to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act, to permit the Participant to satisfy, in whole or in part, any tax withholding obligation which may arise in connection with the exercise of Options by electing to have the Company liquidate existing options or withhold shares of Stock having a Fair Market Value of the Stock equal to the amount of the income tax withholding.

                12.2 Compliance with Exchange Act. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board, Committee, President, or the Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                12.3 Plan Expenses. All expenses incurred in administering this Plan shall be borne by the Company.

                12.4 Headings. The headings of the Articles and Sections in this Plan are for convenience of reference only and are not meant to be of substantive significance and shall not add nor detract from the meaning of such Article or Section.

                12.5 Gender and Use of Singular/Plural. The use of the masculine gender herein shall also include within its meaning the feminine, and the singular shall include the plural, and the plural shall include the singular, unless the context clearly indicates to the contrary.

                12.6 Applicable Law. The place of administration of the Plan shall be conclusively deemed to be within the State of New Mexico, and the validity, construction, interpretation and administration with respect to the Plan and its rules and regulations and the rights of any and all Participants having or claiming to have an interest hereunder shall be governed first by the provisions of ERISA or to the extent not preempted by ERISA, exclusively and solely in accordance with the laws of the State of New Mexico.

                12.7 Non-Assignability. Options shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by the Participant. Except as provided in the immediately preceding sentence, neither a Participant nor any person taking on behalf of a Participant may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan and the Committee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or any other legal or equitable process.

                12.8 No Obligations to Exercise Options. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

                12.9 Agreement and Representation of Employees. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent at the time of such exercise that any shares of stock acquired at exercise are being acquired only for investment purposes and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Exchange Act or any other applicable law, regulation or rule of any governmental agency.

                12.10 Entire Plan. This Plan contains the entire provisions with respect to the matters contemplated herein and supersedes all prior plans or understandings among the parties hereto relating to an Award.

                12.11 Employment Agreement. Notwithstanding anything to the contrary herein contained the Plan, (i) the execution of the Plan shall not create an express or implied contract of employment for a specified term between the Participant and the Company and (ii) unless otherwise expressed or provided, in writing, by an authorized officer, the employment relationship between the Participant and the Company shall be defined as "employment at will" wherein either party, without prior notice, may terminate the relationship with or without cause.

                12.12 Service of Process. The Secretary of the Company shall be an agent for Service of Process for matters relating to this Plan.

                12.13 Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan which shall remain in full force and effect.

                12.14 Regulatory Approvals and Listing. The Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an Option granted under the Plan prior to:

                (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Committee, in its sole discretion, shall determine to be necessary or advisable;

                (b) the listing of such shares on any stock exchange on which the Stock may then be listed; or

                (c) the completion of any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Committee, in its sole discretion, shall determine to be necessary or advisable.


                                  ARTICLE XIII
                                Claims Procedure

                The Committee or its designee, within ninety (90) days after receipt of a written notice of a claim hereunder, shall render a written decision on the claim. If there is an adverse determination with respect to the claim, either in whole or in part, the decision shall include:

                         (i) The  specific  reason or  reasons  for the  adverse
determination;

                         (ii) Any indication of the specific Plan  provisions on
which the adverse determination is based;

                         (iii)  A  description  of any  additional  material  or
information necessary for the claimant to perfect the claim and any explanation of why such material or information is necessary; and

                         (iv) An  explanation  of the Plan's  appeal  procedure,
indicating that the appeal of the adverse determination must be made in writing addressed to the Committee, and received within sixty (60) days after the receipt by the claimant of the Committee's or its designee's written adverse determination. Failure to protect, perfect and appeal within the sixty-day period shall make the adverse determination conclusive.

                If the claimant should appeal to the Committee, he or she, or his or her duly authorized representative, must do so in writing and may submit in writing whatever issues and comments he or she, or his or her duly authorized representative, feels are pertinent. The claimant, or his or her duly authorized representative, may review pertinent Plan documents. The Committee shall render a written decision on the questions raised in the appeal, setting forth a specific reason for its decision, including reference to the Plan's provisions, within sixty (60) days after receipt of the request for review unless special circumstances (such as a hearing) would make a rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Committee render a decision respecting an appeal of an adverse determination later than one hundred twenty (120) days after its receipt of a request for review.

                Any adverse determination or decision on an appeal of an adverse determination made by the Committee (or its designee) pursuant to the Plan shall be stated in writing and such notice shall be written in a manner that may be understood without legal or actuarial counsel.

                IN WITNESS WHEREOF, the Company has caused this Third Restated and Amended Public Service Company of New Mexico Performance Stock Plan to be executed, and to be effective as set forth in Section 5.1.


                                     PUBLIC SERVICE COMPANY
                                     OF NEW MEXICO


                                     By
                                         --------------------------
                                            BENJAMIN F. MONTOYA,
                                             President and CEO
Doc. No. 54916









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